CONFIRMATION OF AUTHORITY
TO SIGN STATEMENTS OF BENEFICIAL OWNERSHIP

KNOW ALL PERSONS BY THESE PRESENTS, that from the date hereof, the undersigned individual authorizes and designates George G. Beasley and Caroline Beasley, and each of them, as the named person or persons on behalf of the undersigned to sign and file from time to time with the Securities and Exchange Commission (the "Commission") such of the following documents and related amendments, if any, as applicable:

1.Form 3 (Initial Statement of Beneficial Ownership of Securities);

2.Form 4 (Statement of Changes of Beneficial Ownership of Securities); and

3.Form 5 (Annual Statement of Beneficial Ownership of Securities).

This authorization shall remain valid and in force until such time as the undersigned provides written notice of cancellation hereof to the Commission.
IN WITNESS WHEREOF, the undersigned has executed this confirmation on this 17th day of August 2000.

/s/ Bruce G. Beasley
Signature

Bruce G. Beasley
Printed Name

President/COO
Title